QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21.1

Subsidiaries of the Company

Name	Jurisdiction of Incorporation or Organization
Ask Jeeves en Espanol LLC	Delaware
Ask Jeeves en Espanol, Inc.	Delaware
Atlanta Station LLC	Delaware
Disa LLC	Delaware
Galavision, Inc.	Delaware
Golden Boy Online, LLC	California
Hollywood, Florida Station LLC	Delaware
HPN Numbers, Inc.	Delaware
Notivision S.A. de C.V.	Mexico
PTI Holdings, Inc.	Delaware
Station Works LLC	Delaware
Sunshine Acquisition Corp.	California
Sunshine Acquisition Limited Partnership	California
TF Corp.	Delaware
Telefutura	Delaware
Univision Dallas LLC	Delaware
Univision Music LLC	Delaware
Univision Music, Inc	Delaware
Univision Network Limited Partnership	Delaware
Univision of Atlanta Inc.	Delaware
Univision of Dallas Inc.	Delaware
Univision of Hollywood, Florida Inc.	Delaware
Univision of Miami Inc.	Florida
Univision of Miami Productions Inc.	Florida

Univision of Puerto Rico, Inc.	Delaware
Univision of Virginia Inc.	Delaware
Univision Online, Inc.	Delaware
Univision Partnership of Dallas	Delaware
Univision Partnership of Atlanta	Delaware
Univision Partnership of Hollywood, Florida	Delaware
Univision Spanish Media Inc.	Delaware
Univision Sports, LLC	Delaware
Univision Television Group, Inc	Delaware
Univision-EV Holdings, LLC	Delaware
UNLP Mexico, S.A. de C.V.	Mexico
Vision Latina S.A. de C.V.	Mexico
KWEX License Partnership, G.P.	California
KUVN License Partnership, G.P.	California
KMEX License Partnership, G.P.	California
KDTV License Partnership, G.P.	California
KFTV License Partnership, G.P.	California
KTVW License Partnership, G.P.	California
KXLN License Partnership, G.P.	California
WGBO License Partnership, G.P.	California
WXTV License Partnership, G.P.	California
WLTV License Partnership, G.P.	California
KUVS License Partnership, G.P.	California
KUVI License Partnership, G.P.	California

QuickLinks

EXHIBIT 21.1
Subsidiaries of the Company